Exhibit 99.1

Rani Therapeutics Reports First Quarter 2026 Financial Results; Provides Corporate Update; Announces CFO Transition

- Continued advancement of the ongoing Phase 1 study of RT-114 via RaniPill® for the treatment of obesity in collaboration with ProGen –

Appointed Alireza Javadi, Ph.D. as Chief Technical Officer

- Appointed Jesper Høiland as Head of Strategy and Dr. Sara Kenkare-Mitra as a Strategic Advisor –

SAN JOSE, Calif., May 15, 2026 -- Rani Therapeutics Holdings, Inc. (“Rani Therapeutics”; “Rani” or “Company”) (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on the oral delivery of biologics and drugs, today reported financial results for the first quarter ended March 31, 2026, provided a corporate update, and announced a Chief Financial Officer transition.

“In the first quarter of 2026, we strengthened the strategic and scientific foundation of Rani by welcoming two exceptional industry leaders while continuing to advance our lead metabolic program,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “The appointments of Jesper Høiland as Head of Strategy and Dr. Sara Kenkare‑Mitra as Strategic Advisor bring decades of global experience in drug development, commercialization, and portfolio prioritization, expertise that will be instrumental as we evaluate new opportunities for the RaniPill® platform and focus our pipeline on programs with the greatest clinical and commercial potential. Their insights come at an important time, as we continue progressing our ongoing Phase 1 trial of RT‑114, our first obesity program in the clinic, an oral GLP‑1/GLP‑2 dual agonist through our partnership with ProGen. With this strengthened leadership and the continued advancement of RT‑114, we believe Rani is well‑positioned to execute on our 2026 priorities and continue unlocking the potential of oral biologics for patients.”

Rani also today announced that Svai Sanford, Chief Financial Officer, has decided to pursue another professional opportunity and will transition from his role following the appointment of a successor. Mr. Sanford will continue to serve as Chief Financial Officer during a transition period to ensure continuity and support an orderly handover of responsibilities.

During his tenure, Mr. Sanford played a central role in the Company’s financial evolution, including leading the Company through its initial public offering and helping establish a strong financial foundation. He also supported multiple financing initiatives and the expansion of the Company’s investor base, positioning the Company with a solid balance sheet and a diversified group of long‑term shareholders.

“Svai has been a key leader during a period of significant transformation for the Company,” said Talat Imran, CEO. “His leadership through the IPO and subsequent financing efforts strengthened our financial position and set the Company up well for its next phase of growth. We are grateful for his contributions and appreciate his commitment to supporting a smooth transition.”

Mr. Sanford’s departure is not the result of any disagreement with the Company on any matter relating to the Company's financial operations, policies or practices.

“I’m proud of what we’ve accomplished together,” said Mr. Sanford. “Leading the Company through the IPO and helping to bring in high‑quality investors was a meaningful experience. With the Company on strong financial footing, this felt like the right time for me to pursue another opportunity. I look forward to supporting the team during the transition and seeing the Company continue to succeed.”

The Company has commenced a search for a successor Chief Financial Officer. Mr. Sanford is expected to remain involved during the transition period to help ensure stability, continuity, and momentum across financial and operational priorities.

First Quarter 2026 Highlights:

•
Continued advancement of the ongoing Phase 1 study of RT-114 via RaniPill® for the treatment of obesity in collaboration with ProGen. Rani continued advancement of the ongoing Phase 1 clinical trial evaluating the safety, tolerability, bioavailability and pharmacokinetics and pharmacodynamics of single and multiple doses of RT-114.
•
Promoted Alireza Javadi, Ph.D. to Chief Technical Officer. In January 2026, Rani announced the promotion of Alireza Javadi, Ph.D., to Chief Technical Officer.
•
Appointed Jesper Høiland as Head of Strategy. In March 2026, Rani announced the appointment of Jesper Høiland as Head of Strategy to advance corporate and pipeline prioritization.
•
Appointed Dr. Sara Kenkare-Mitra as a Strategic Advisor. In April 2026, Rani announced the appointment of Dr. Sara Kenkare-Mitra as a Strategic Advisor to advance platform and clinical strategy.

First Quarter 2026 Financial Results:

•
Cash, cash equivalents and marketable securities as of March 31, 2026 totaled $43.4 million, compared to $49.7 million as of December 31, 2025. Rani expects its cash, cash equivalents and marketable securities, including an expected technology transfer milestone payment pursuant to the collaboration and license agreement with Chugai, to be sufficient to fund its operations into the fourth quarter of 2027.
•
Contract revenue for the three months ended March 31, 2026 were $1.7 million, compared to $0.2 million for the same period in 2025. The increase of $1.5 million was primarily attributable to the collaboration and license agreement with Chugai.
•
Research and development expenses for the three months ended March 31, 2026 were $5.2 million, compared to $6.6 million for the same period in 2025. The decrease of $1.4 million was primarily attributable to lower compensation costs of $1.1 million and lower facilities, materials and supplies cost of $0.2 million.
•
General and administrative expenses for the three months ended March 31, 2026 were $4.9 million, compared to $5.6 million for the same period in 2025. The decrease of $0.7 million was primarily attributed to lower compensation costs of $1.2 million, offset by an increase in third-party services of $0.6 million.
•
Net loss for the three months ended March 31, 2026 was $8.0 million, compared to $12.7 million for the same period in 2025, including stock-based compensation expense of $2.1 million and $3.9 million for the three months ended March 31, 2026 and March 31, 2025, respectively.

About Rani Therapeutics

Rani Therapeutics is a clinical-stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics and drugs. Rani has developed the RaniPill® capsule, a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics and drugs with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill® capsule technology.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the planned transition of the Chief Financial Officer role and the search for a successor, the expected timing and continuity of the transition period, our belief that Rani is well‑positioned to execute on 2026 priorities and continue unlocking the potential of oral biologics for patients, Rani’s potential to achieve and receive milestone payments under the Chugai agreement, the potential of the RaniPill® platform to convert injectable biologics into oral therapies, the sufficiency of Rani’s cash reserves, the timing and extent of its expenses, and future financial performance. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believe,” “intend,” “potential,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general and the other risks described in Rani’s filings with the Securities and Exchange Commission, including Rani’s annual report on Form 10-K for the year ended December 31, 2025, and subsequent filings and reports by Rani. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 31,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,644	$18,618
Accounts receivable	2,042	2,042
Marketable securities	33,759	31,091
Prepaid expenses and other current assets	1,646	1,570
Total current assets	47,091	53,321
Property and equipment, net	601	736
Operating lease right-of-use asset	3,941	4,318
Other assets	246	246
Total assets	$51,879	$58,621
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$858	$309
Accrued expenses and other current liabilities	4,706	3,943
Current portion of deferred revenue	6,831	6,831
Current portion of operating lease liability	1,460	1,586
Total current liabilities	13,855	12,669
Long-term deferred revenue	—	1,708
Operating lease liability, less current portion	2,481	2,732
Total liabilities	16,336	17,109
Commitments and contingencies (Note 12)
Stockholders' equity:
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 99,813 and 97,622 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	9	9
Class B common stock, $0.0001 par value - 40,000 shares authorized; 23,970 and 23,970 issued and outstanding as of March 31, 2026 and December 31, 2025	2	2
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	168,015	165,578
Accumulated other comprehensive (loss)/gain	(8)	1
Accumulated deficit	(139,613)	(132,580)
Total stockholders' equity attributable to Rani Therapeutics Holdings, Inc.	28,405	33,010
Non-controlling interest	7,138	8,502
Total stockholders' equity	35,543	41,512
Total liabilities and stockholders' equity	$51,879	$58,621

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Contract revenue	$1,708	$172
Operating expenses
Research and development	5,161	6,570
General and administrative	4,886	5,615
Total operating expenses	$10,047	$12,185
Loss from operations	(8,339)	(12,013)
Other income (expense), net
Interest income and other, net	412	218
Interest expense and other, net	(88)	(943)
Net loss	$(8,015)	$(12,738)
Net loss attributable to non-controlling interest	(982)	(5,474)
Net loss attributable to Rani Therapeutics Holdings, Inc.	$(7,033)	$(7,264)
Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.04)	$(0.22)
Weighted-average Class A common shares outstanding—basic and diluted	179,996	33,440